EXHIBIT 2.1

                    AMENDMENT #2 TO REORGANIZATION AGREEMENT
                   BY AND BETWEEN HOMEGOLD FINANCIAL, INC. AND
             HOMESENSE FINANCIAL CORP. AND ITS AFFILIATED COMPANIES

         This AMENDMENT #2 to REORGANIZATION AGREEMENT (this "Amendment #2") is entered into as of this 1st day of May, 2000 by and among HomeGold Financial, Inc. ("HomeGold"), a corporation organized and existing under the laws of the State of South Carolina, and HomeSense Financial Corp., a corporation organized and existing under the laws of the State of South Carolina and each of the affiliated corporations of HomeSense set forth on the attached Schedule 3.5 to the Reorganization Agreement (as defined below) (collectively, where the context permits, "HomeSense").

         WHEREAS, on February 29, 2000, the parties hereto entered into that certain Reorganization Agreement, as amended (the "Reorganization Agreement"), providing for the acquisition of HomeSense and its affiliated corporations by HomeGold through the merger of HomeSense and each of its affiliated corporations with and into HomeGold (the "Merger");

         WHEREAS capitalized terms used herein and not otherwise defined herein, shall have the meanings ascribed to such terms in the Reorganization Agreement;

         WHEREAS the parties believe that it is in their best interests for this Amendment #2 to be executed (such Amendment #2 to be entered into as contemplated in Section 12.9 of the Reorganization Agreement); and

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, HomeGold and HomeSense hereby agree as follows:

                           SECTION I. VOTING AGREEMENT

         1.1 APPENDIX E. The form of the Voting Agreement referred to in Section
7.9 and set forth on Appendix E, is hereby deleted, and the parties shall not be required to enter into any Voting Agreement in connection with the transactions contemplated in the Reorganization Agreement.

                        SECTION II. EMPLOYMENT AGREEMENT

         2.1 EMPLOYMENT AGREEMENT. The form of Employment Agreement with Ronald
J. Sheppard, referenced in Sections 8.7 and 9.7 of the Reorganization Agreement, shall be as set forth in the attached Appendix, which is substituted as Appendix C to the Reorganization Agreement.

            SECTION III. TOTAL EQUITY OF THE HOMESENSE GROUP; MUTUAL
                               INDEMNTY AGREEMENT

         3.1 TOTAL EQUITY OF THE HOMESENSE GROUP. Section 5.1(c) of the Reorganization Agreement is amended by substituting $2,373,233 for $3,373,233 as the Total Equity of the HomeSense Group at the Effective Time.

         3.2 MUTUAL INDEMNITY AGREEMENT. The form of the Mutual Indemnity Agreement shall be as set forth in the attached Appendix, which is substituted as Appendix G to the Reorganization Agreement.

                      SECTION IV. SERIES A PREFERRED STOCK

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         4.1 CONSIDERATION FOR THE MERGER. Section 2.3(b) of the Reorganization
Agreement is amended to reduce the number of Preferred Shares to be issued as merger consideration from 11 million to 10 million. All other references to number of shares of Series A Preferred Stock to be issued as merger consideration shall be correspondingly amended.

         4.2 FORM OF RIGHTS AND PRIVILEGES. The form of rights and privileges with respect to the Series A Preferred Stock shall be as set forth on the attached Certificate of Designation, which is substituted as Appendix D to the Reorganization Agreement.

                               SECTION V. CONSENTS

         5.1 WAIVER OF CONSENTS. The parties waive the provisions of Section
8.14 and 9.4, with regard to third party consents, and no party shall be liable in any way for failure to obtain any consent or waiver.

         5.2 REGULATORY APPROVALS. The parties hereby agree that Section 3.8 of the Reorganization Agreement is hereby deleted in its entirety, and HomeSense shall not be liable in any way in the event any regulatory or other governmental consent, authorization, license, permit franchise, registration or approval has not been obtained in connection with the transactions contemplated in the Reorganization Agreement or the business of HomeGold after the Effective Time.

                        SECTION VI. PRECLOSING COVENANTS

         6.1      HOMEGOLD COVENANTS.

                  a. NASDAQ NATIONAL MARKET LISTING. The removal of HomeGold from Nasdaq National Market listing and HomeGold's consent to such removal is consented to and agreed to by the parties.

                  b. GIDDENS SEVERANCE AGREEMENT. Severance arrangements with Keith Giddens are agreed to by the parties.

         6.2  HOMESENSE COVENANTS.

                  a. BYLAWS. The bylaws of several entities of the HomeSense Group may be amended, notwithstanding the provisions of Section 5.1(b).

                  b. DISTRIBUTIONS. It is agreed that distributions may be made to HomeSense shareholders, after December 31, 1999, notwithstanding the provisions of Section 5.1(b) of the Reorganization Agreement.

                           SECTION VII. MISCELLANEOUS

         7.1 NO FURTHER AMENDMENTS. Except as expressly set forth herein, the Reorganization Agreement remains unamended and in full force and effect.




         IN WITNESS WHEREOF, this Amendment has been duly entered as of the date first written above.

                                              HOMEGOLD FINANCIAL, INC.

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Witnesses



_________________________                By: ___________________________________
                                             John M. Sterling, Jr.
_________________________                    Chairman and CEO


Witnesses                                    HOMESENSE FINANCIAL CORP.
                                             & EACH MEMBER OF THE
                                             HOMESENSE GROUP PARTIES TO THE
                                             REORGANIZATION AGREEMENT


_________________________                By: ___________________________________
                                             Ronald J. Sheppard, President
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